Exhibit 32.2
Certification
Pursuant to Rule 13a-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Sections 1350(a) and (b))
I, John E. Geller, Jr., Executive Vice President and Chief Financial and Administrative Officer of Marriott Vacations Worldwide Corporation (the “Company”) certify that:

1.
the Annual Report on Form 10-K of the Company for the period ended December 31, 2019 (the “Annual Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 2, 2020

/s/ John E. Geller, Jr.
John E. Geller, Jr.
Executive Vice President and Chief Financial and Administrative Officer
(Principal Financial Officer)